Exhibit 99.1

NEWS RELEASE

Convergys Corporation Announces First Quarter EPS Increased 18 Percent; Raises Full Year 2006 Guidance

(Cincinnati; April 25, 2006) — Convergys Corporation (NYSE: CVG), a global leader in providing customer care, human resources, and billing services, announced today its financial results for the first quarter of 2006.

HIGHLIGHTS

•	Convergys’ first quarter GAAP EPS increased to $0.26, up from $0.22 in the prior year.

•	Convergys’ operating income increased 19 percent versus prior year to $62.0 million.

•	Customer Care improved its operating margin to 10.6 percent from 9.4 percent in the prior year.

•	Employee Care improved operating results by 45 percent and grew revenue by 47 percent compared to the prior year.

•	For 2006, Convergys is increasing its GAAP EPS guidance from at least $1.07 to at least $1.09 per share.

Revenues of $675.3 million were up 6 percent compared to the first quarter of 2005 reflecting growth from both Customer Care and Employee Care. Excluding the impact from Cingular, revenues were up 13 percent from the prior year. Operating income increased 19 percent to $62.0 million compared with $51.9 million in the prior year. Revenue growth and cost savings from 2005 initiatives at both Customer Care and Employee Care drove the improvement in results. Net income increased 18 percent to $36.7 million or $0.26 per diluted share versus $31.2 million or $0.22 per diluted share in the prior year. Excluding non-cash stock compensation expense, diluted EPS was $0.29.

“We delivered strong operating results, exceeding our guidance in the first quarter, and we raised our guidance for the full year,” said Jim Orr, Chairman and CEO of Convergys. “Our Customer Care business continues to improve performance and expand in its markets, while our Information Management business announced several new wins and experienced growth with several existing clients. In addition, Employee Care delivered significant performance improvements and has important opportunities with several large enterprises in the pipeline.”

Page 1 of 14 Pages

Operating Performance by Segment

Customer Care

Customer Care’s revenues of $434.0 million were up 5 percent compared to prior year. Increased revenues from several existing clients in the Communication, Technology, and “Other” verticals more than offset a year-over-year decline in Cingular revenue. Customer Care’s operating income and operating margin were $46.2 million and 10.6 percent, respectively, compared with $38.8 and 9.4 percent in the prior year. This improvement reflects increases from both revenue growth and operational efficiencies. Higher operating expenses caused by the impact of a weakened U.S. versus Canadian dollar partially offset these items.

Information Management

Information Management’s revenues were relatively flat at $188.8 million compared to $189.8 million in the same period last year. Information Management’s operating income of $31.5 million was down 6 percent compared to prior year. Operating income margin of 16.7 percent was down 90 basis points from the prior year. The decrease from last year was primarily due to changes in the revenue mix from data processing to professional and consulting, partially offset by operational improvements.

Employee Care

Employee Care’s revenues of $52.5 million were up 47 percent compared to $35.6 million in the same period last year. Increased revenues resulted from both existing clients and two recently implemented clients. Employee Care’s operating loss improved significantly compared to prior year. Operating loss was down 45 percent to $9.6 million compared to an operating loss of $17.3 million in the prior year. Improvements resulted from progress implementing client programs and cost reductions initiated in 2005.

Page 2 of 14 Pages

Other Items

•	Convergys incurred $6.3 million in non-cash stock compensation expense during the quarter. This includes approximately $1 million incurred resulting from the adoption of SFAS No. 123R, “Accounting for Stock-Based Compensation,” beginning January 1, 2006. During the first quarter of 2005, Convergys recorded $3.6 million of non-cash stock compensation expense.

•	The cellular partnerships contributed pre-tax equity earnings of $1.4 million during the quarter. This compares to $3.8 million during the same period last year.

•	Free cash flow was $33.7 million.

•	Day’s sales outstanding (DSO) of accounts receivables declined to 69 days at March 31, 2006, which is the lowest quarter-end level since March 2002. DSO was 72 days at December 31, 2005.

•	During the fourth quarter, Convergys repurchased 448,400 shares at a cost of $7.7 million and an average price of $17.05 per share.

Financial Guidance

•	For 2006, Convergys expects revenue growth in excess of 5 percent and GAAP EPS of at least $1.09 per share. Excluding non-cash stock compensation expense, Convergys expects EPS to be at least $1.22.

•	For the second quarter 2006, Convergys expects GAAP EPS to be $0.24 to $0.26, increasing from $0.18 in the prior year. Excluding non-cash stock compensation expense, Convergys expects EPS to be $0.27 to $0.29.

FORWARD-LOOKING STATEMENTS DISCLOSURE AND “SAFE HARBOR” NOTE:

This news release contains forward-looking statements that reflect Convergys’ expectations as of April 25, 2006. Actual results of Convergys could differ materially from those discussed herein. Potential risk factors that could cause or contribute to actual results being materially different from those in the forward-looking statements include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, difficulties in completing or implementing an acquisition, continued consolidation in the markets we serve, terrorist activities and the United States’ response, changes in the legal and regulatory environment in which Convergys and its clients operate, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2005, and subsequent filings with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein, other than in publicly available statements.

Page 3 of 14 Pages

NON-GAAP FINANCIAL MEASURES:

This news release contains non-GAAP financial measures including free cash flow and other pro forma financial results that are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys’ management uses this information when evaluating current results of operations and cash flow, and believes that this information provides the users of the financial statements with an additional and useful comparison of Convergys’ current results of operations and cash flows with past and future periods.

CONFERENCE CALL NOTE:

Convergys will host a conference call on Tuesday, April 25, at 10:00 AM, EDT, to discuss the company’s first quarter results. It will feature Jim Orr, Chairman and CEO, and Earl Shanks, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at http://www.convergys.com

ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG) is a global leader in providing customer care, human resources, and billing services. Convergys combines specialized knowledge and expertise with solid execution to deliver outsourced solutions, consulting services, and software support. Clients in more than 70 countries speaking nearly 35 languages depend on Convergys to manage the increasing complexity and cost of caring for customers and employees. Convergys serves the world’s leading companies in many industries including communications, financial services, technology, and consumer products.

Convergys is a member of the S&P 500 and a Fortune Most Admired Company. Headquartered in Cincinnati, Ohio, Convergys has more than 65,000 employees in 72 customer contact centers, three data centers, and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia. For more information visit www.convergys.com

Convergys and the Convergys logo are registered trademarks of Convergys Corporation.

Investor Contact:

David Stein, Vice President of Investor Relations

+1 513 723 7768 or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate Communications

+1 513 723 3333 or john.pratt@convergys.com

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Page 4 of 14 Pages

Convergys Corporation

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	First Quarter
			Change
	2006	2005	Amount	%
Revenues:
Customer Care	$434.0	$411.9	$22.1	5
Information Management	188.8	189.8	(1.0)	(1)
Employee Care	52.5	35.6	16.9	47

Total	$675.3	$637.3	$38.0	6

Operating Income (Loss):
Customer Care	$46.2	$38.8	$7.4	19
Information Management	31.5	33.4	(1.9)	(6)
Employee Care	(9.6)	(17.3)	7.7	(45)
Corporate and Other	(6.1)	(3.0)	(3.1)	103

Total	$62.0	$51.9	$10.1	19

Net Income	$36.7	$31.2	$5.5	18

Earnings Per Common Share
- Basic	$0.26	$0.22	$0.04	18
- Diluted	$0.26	$0.22	$0.04	18

Weighted Average Common Shares Outstanding
- Basic	139.4	141.3	(1.9)	(1)
- Diluted	142.3	143.8	(1.5)	(1)

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2006.

Page 5 of 14 Pages

Convergys Corporation

Consolidated Statements of Income

In Millions Except Per Share Amounts

(Unaudited)

	For the Three Months Ended Mar. 31,		% Change
(In millions except per share amounts)	2006	2005
Revenues:
Customer Care
Communications	$215.6	$228.5	(6)
Technology	38.9	33.6	16
Financial Services	63.3	63.7	(1)
Other	116.2	86.1	35

Total Customer Care Revenues	434.0	411.9	5
Information Management
Data Processing	79.2	90.0	(12)
Professional and Consulting	73.1	61.0	20
License and Other	36.5	38.8	(6)

Total Information Management Revenues	188.8	189.8	(1)
Employee Care	52.5	35.6	47

Total Revenues	675.3	637.3	6

Costs and Expenses:
Cost of Providing Services and Products
Sold	423.4	397.3	7
Selling, General and Administrative	132.8	133.3	—
Research and Development Costs	20.4	17.6	16
Depreciation	32.8	31.3	5
Amortization	3.9	5.9	(34)

Total Costs and Expenses	613.3	585.4	5

Operating Income	62.0	51.9	19

Equity in Earnings (Losses) of Cellular Partnerships	1.4	3.8	(63)
Other Income (Expense), net	0.3	(1.4)	—
Interest Expense	(5.7)	(4.8)	19

Income Before Income Taxes	58.0	49.5	17

Income Taxes	21.3	18.3	16

Net Income	$36.7	$31.2	18

Earnings Per Common Share
Basic	$0.26	$0.22	18

Diluted	$0.26	$0.22	18

Weighted Average Common Shares Outstanding
Basic	139.4	141.3
Diluted	142.3	143.8
Other Data
Operating Margin	9.2%	8.1%
Market Price Per Share
High	$18.67	$15.76
Low	$15.43	$13.68
Close	$18.21	$14.93

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2006.

Page 6 of 14 Pages

Convergys Corporation

Consolidated Balance Sheets

In Millions

(Unaudited)

	Mar. 31, 2006	Dec. 31, 2005
Assets
Cash and Cash Equivalents	$207.5	$196.0
Receivables - Net	518.5	521.1
Other Current Assets	136.8	131.9
Property and Equipment - Net	396.2	404.7
Other Assets	1,153.7	1,157.7

Total Assets	$2,412.7	$2,411.4

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$108.6	$134.7
Other Current Liabilities	459.9	483.1
Other Liabilities	151.8	141.0
Long-Term Debt	300.0	297.5
Common Shareholders’ Equity	1,392.4	1,355.1

Total Liabilities and Shareholders’ Equity	$2,412.7	$2,411.4

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Convergys Corporation

Summarized Statement of Cash Flows

In Millions, (Unaudited)

	Three Months Ended Mar. 31,
(In millions)	2006		2005
Cash provided by operating activities	$56.9		$10.9
Cash used in investing activities	(17.4	)(a)	(24.4	)(a)
Cash used in financing activities	(28.0)		(7.7)

Net increase (decrease) in cash	$11.5		$(21.2)

(a)	Includes $23.2 and $23.4 of capital expenditures, net, for the quarterly period ended March 31, 2006 and 2005, respectively.

Convergys Corporation

Customer Care

Operating Segment Data

In Millions, (Unaudited)

	For the Three Months Ended Mar. 31,		% Change
	2006	2005
Revenues:
Communications	$215.6	$228.5	(6)
Technology	38.9	33.6	16
Financial Services	63.3	63.7	(1)
Other	116.2	86.1	35

Total Customer Care Revenues	434.0	411.9	5

Costs and Expenses:
Cost of Providing Services and Products Sold	282.2	270.8	4
Selling, General and Administrative	84.7	81.0	5
Research and Development Costs	2.1	1.1	91
Depreciation	16.8	17.5	(4)
Amortization	2.0	2.7	(26)

Total Costs and Expenses	387.8	373.1	4

Operating Income	$46.2	$38.8	19

The operating segment data for Customer Care shown above reflects the detailed revenue and expense data for Customer Care, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2006.

Page 8 of 14 Pages

Convergys Corporation

Information Management

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended Mar. 31,		% Change
	2006	2005
Revenues:
Data Processing	$79.2	$90.0	(12)
Professional and Consulting	73.1	61.0	20
License and Other	36.5	38.8	(6)

Total Information Management Revenues	188.8	189.8	(1)

Costs and Expenses:
Cost of Providing Services and Products Sold	102.4	99.0	3
Selling, General and Administrative	27.2	30.9	(12)
Research and Development Costs	17.8	15.9	12
Depreciation	8.6	7.9	9
Amortization	1.3	2.7	(52)

Total Costs and Expenses	157.3	156.4	1

Operating Income	$31.5	$33.4	(6)

The operating segment data for Information Management shown above reflects the detailed revenue and expense data for Information Management, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2006.

Page 9 of 14 Pages

Convergys Corporation

Employee Care

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended Mar. 31,		% Change
	2006	2005
Revenues	$52.5	$35.6	47

Costs and Expenses:
Cost of Providing Services and Products Sold	38.8	27.5	41
Selling, General and Administrative	19.4	21.6	(10)
Research and Development Costs	0.5	0.6	(17)
Depreciation	2.8	2.7	4
Amortization	0.6	0.5	20

Total Costs and Expenses	62.1	52.9	17

Operating Income	$(9.6)	$(17.3)	(45)

The operating segment data for Employee Care shown above reflects the detailed revenue and expense data for Employee Care, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2006.

Page 10 of 14 Pages

Convergys Corporation

Reconciliation of Cash Provided by Operating

Activities to Free Cash Flow

In Millions

(Unaudited)

	Three Months Ended Mar. 31,
	2006	2005
Cash provided by operating activities	$56.9	$10.9
Accounts receivable securitization	—	50.0
Capital expenditures	(23.2)	(23.4)

Free cash flows	$33.7	$37.5

The schedule above provides a reconciliation of the Company’s cash flow from operations as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to free cash flow, which is a non-GAAP measure. Free cash flow is defined as cash flow from operations less the change in the balance of the accounts receivable securitization and capital expenditures.

Free cash flows are presented as an alternative measure of the Company’s ability to generate cash flows.

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Convergys Corporation

Reconciliation of GAAP Revenues to Revenues Excluding

Cingular

In Millions Except Per Share Amounts

(Unaudited)

Consolidated
First Quarter 2006

Revenues as reported	$675.3

Adjustments:
Revenues from Cingular	88.6

Revenues excluding Cingular (a non-GAAP measure)	$586.7

First Quarter 2005

Revenues as reported	$637.3

Adjustments:
Revenues from Cingular	118.0

Revenues excluding Cingular (a non-GAAP measure)	$519.3

The schedule above provides a reconciliation of the Company’s revenues, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to revenues excluding Cingular (non-U.S. GAAP).

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Convergys Corporation

Reconciliation of GAAP to Pro Forma Net Income and Diluted Earnings

Per Share

In Millions Except Per Share Amounts

(Unaudited)

	Income (Loss) Before Tax	Income Tax (Expense)/ Benefit	Net Income (Loss)	Diluted EPS
First Quarter 2006

Results as reported under U.S. GAAP	$58.0	$(21.3)	$36.7	$0.26

Adjustments:
Non-cash stock compensation expense	6.3	(2.3)	4.0	0.03

Pro forma results (a non-GAAP measure)	$64.3	$(23.6)	$40.7	$0.29

First Quarter 2005

Results as reported under U.S. GAAP	$49.5	$(18.3)	$31.2	$0.22

Adjustments:
Non-cash stock compensation expense	3.6	(1.3)	2.3	0.02

Pro forma results (a non-GAAP measure)	$53.1	$(19.6)	$33.5	$0.24

The schedule above provides a reconciliation of the Company’s net income and diluted earnings per share, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results net income and diluted earnings per share (non-U.S. GAAP).

Page 13 of 14 Pages

Convergys Corporation

Reconciliation of Expected Diluted Earnings Per Share

(Unaudited)

	(Per share amounts)
	2nd Quarter 2006	Full Year 2006
Expected diluted EPS under U.S. GAAP	$0.24 - 0.26	At least $	1.09

Adjustments:
Expected non-cash stock compensation	$0.03		$0.13

Expected pro forma diluted EPS (a non- GAAP measure)	$0.27 - 0.29	At least $	1.22

The schedule above provides a reconciliation of the Company’s expected diluted EPS to be reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the expected pro forma diluted EPS (non-U.S. GAAP).

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